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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT


We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-4 of Photronics Inc. of our report dated May 28, 1999 relating to the financial statements and financial statement schedule appearing in the Align-Rite International, Inc. Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Newport Beach, CA
February 22, 2000